SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             Form 8-K

                          CURRENT REPORT


        Pursuant to Section 13 or 15(b) of the Securities
                       Exchange Act of 1934



Date of Report (Date of earliest event reported) August 12 ,1999

                    FIRST SUNRISE, INC.


      (Exact name of registrant as specified in its charter)


 Delaware                     6770              13-4020643

(State or other               (Commission         (IRS Employer
jurisdiction of               File Number)       Identification No.)
incorporation)

             200 East 89th Street, 44th Floor, New York, New York  10128

                 (Address of principal executive offices)


Registrant's telephone number, including area code (212) 876-8578





(Former name, if changed since last report)




(Former Address, if changed since last report)

Item 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

     The B & B Group, LLP (formerly known as Boykoff & Bell, P.C.), was formerly engaged to audit the financial statements of First Sunrise, Inc. Effective August 12, 1999, The B & B Group, LLP has resigned from this position.

     None of The B & B Group, LLP's reports on the financial statements contains an adverse opinion or disclaimer of opinion, nor was any financial statement qualified or modified as to uncertainty, audit scope, or accounting principles.

     The B & B Group, LLP's resignation was approved by First Sunrise's Board of Directors.

     The B & B Group, LLP's resignation is not due to any disagreements on any matter, transaction or event, with respect to accounting principals or practices, financial statements, disclosure or auditing scope or procedure, at any time during the engagement of The B & B Group, LLP as auditor of First Sunrise's financial statements.

     First Sunrise has engaged a new independent accountant to audit the Company's financial statements. Effective August 12, 1999, Ahearn, Jasco + Company, CPA, shall be engaged by First Sunrise as its principal accountant to audit its financial statements.


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FIRST SUNRISE, INC.

Eng-Chye Low

Eng-Chye Low, President
Dated: August 18, 1999




                       EXHIBITS TO FORM 8-K



1.   Letter from Accountant

ITEM 7.  EXHIBITS

                       The B & B Group, LLP
                        54 Wheeler Avenue
                  Pleasantville, New York 10570






August 12, 1999

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


          Re: First Sunrise, Inc.

To Whom it May concern:

This is to confirm that our resignation as auditor of First Sunrise's financial statements is not due to any disagreements on any matter, transaction or event, with respect to accounting principals or practices, financial statements, disclosure or auditing scope or procedure, at any time during our engagement as auditor of First Sunrise's financial statements.

None of our reports on the financial statements contains an adverse opinion or disclaimer of opinion, nor was any financial statement qualified or modified as to uncertainty, audit scope, or accounting principals.

We understand this letter will be filed as an exhibit to First Sunrise, Inc.'s report on Form 8-K.



The B & B Group, LLP

The B & B Group, LLP